AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 29, 2013

Registration No. 333-188487

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QEP Midstream Partners, LP

(Exact name of Registrant as Specified in Its Charter)

Delaware	4922	80-0918184
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1050 17th Street, Suite 500

Denver, Colorado 80265

(303) 672-6900

(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Richard J. Doleshek

Executive Vice President and Chief Financial Officer

1050 17th Street, Suite 500

Denver, Colorado 80265

(303) 672-6900

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Michael E. Dillard Sean T. Wheeler Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400	Jeffery K. Malonson Douglas E. McWilliams Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

QEP Midstream Partners, LP is filing this Amendment No. 3 (the “Amendment”) to its Registration Statement on Form S-1 (Registration Statement No. 333-188487) as an exhibit-only filing to file Exhibit 10.1 and Exhibit 10.13 and restate the list of exhibits set forth in Item 16 of Part II of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The prospectus is unchanged and has been omitted.

Part II

Information not required in the registration statement

Item 13.	Other Expenses of Issuance and Distribution

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the FINRA filing fee and the NYSE filing fee, the amounts set forth below are estimates.

SEC registration fee	$65,882
FINRA filing fee	72,950
NYSE listing fee	146,000
Printing and engraving expenses	600,000
Fees and expenses of legal counsel	1,500,000
Accounting fees and expenses	340,000
Transfer agent and registrar fees	15,000
Miscellaneous	260,168

Total	$3,000,000

Item 14.	Indemnification of Directors and Officers

The section of the prospectus entitled “Our Partnership Agreement — Indemnification” discloses that we will generally indemnify officers, directors and affiliates of the general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by this reference. Reference is also made to the Underwriting Agreement to be filed as an exhibit to this registration statement in which QEP Midstream Partners, LP and certain of its affiliates will agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that may be required to be made in respect of these liabilities. Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

Item 15.	Recent Sales of Unregistered Securities

On April 19, 2013, in connection with the formation of the partnership, QEP Midstream Partners, LP issued to (i) QEP Midstream Partners GP, LLC, the 2.0% general partner interest in the partnership for $20 and (ii) to QEP Field Services Company, a wholly owned subsidiary of QEP Resources, Inc., the 98.0% limited partner interest in the partnership for $980. These transactions were exempt from registration under Section 4(2) of the Securities Act as they did not involve a public offering. There have been no other sales of unregistered securities within the past three years.

Item 16.	Exhibits

The following documents are filed as exhibits to this registration statement:

Exhibit Number	Description

1.1*	Form of Underwriting Agreement (including form of Lock-up Agreement)

3.1*	Certificate of Limited Partnership of QEP Midstream Partners, LP

3.2*	Form of First Amended and Restated Agreement of Limited Partnership of QEP Midstream Partners, LP (included as Appendix A to the Prospectus)

5.1*	Form of Opinion of Latham & Watkins LLP as to the legality of the securities being registered

8.1*	Form of Opinion of Latham & Watkins LLP relating to tax matters

10.1	Form of Credit Agreement

10.2*	Form of Contribution, Conveyance and Assumption Agreement

10.3*	Form of Long-Term Incentive Plan

10.4*	Form of Phantom Unit Award Agreement

10.5*	Form of Omnibus Agreement

10.6*	Gas Gathering Agreement, dated September 1, 1993, between Questar Gas Company (f/k/a Mountain Fuel Supply Company) and QEP Field Services Company (f/k/a Questar Pipeline Company)

10.7*	Amendment to the Gas Gathering Agreement, dated February 6, 1998, between Questar Gas Company and QEP Field Services Company (f/k/a Questar Gas Management Company)

10.8†*	Amended and Restated Gas Gathering Agreement, dated September 7, 2001, between QEP Energy Company (f/k/a Questar Exploration and Production Company) and QEP Field Services Company (f/k/a Questar Gas Management Company)

10.9†*	First Amendment, dated March 1, 2006, to the Amended and Restated Gas Gathering Agreement, dated September 7, 2001, between QEP Energy Company (f/k/a Questar Exploration and Production Company) and QEP Field Services Company (f/k/a Questar Gas Management Company)

10.10*	Second Amendment, dated August 16, 2007, to the Amended and Restated Gas Gathering Agreement, dated September 7, 2001, between QEP Energy Company (f/k/a Questar Exploration and Production Company) and QEP Field Services Company (f/k/a Questar Gas Management Company)

10.11†*	Third Amendment, dated March 2, 2010, to the Amended and Restated Gas Gathering Agreement, dated September 7, 2001, between QEP Energy Company (f/k/a Questar Exploration and Production Company) and QEP Field Services Company (f/k/a Questar Gas Management Company)

10.12†*	Fourth Amendment, dated July 1, 2011, to the Amended and Restated Gas Gathering Agreement, dated September 7, 2001, between QEP Energy Company (f/k/a Questar Exploration and Production Company) and QEP Field Services Company (f/k/a Questar Gas Management Company)

10.13	Form of Director Unit Award Agreement

21.1*	List of Subsidiaries of QEP Midstream Partners, LP

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

Exhibit Number	Description

23.3*	Consent of Latham & Watkins LLP (contained in Exhibit 8.1)

24.1*	Powers of Attorney (contained on the signature page to this Registration Statement)

*	Previously submitted.
†	Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been filed separately with the Securities and Exchange Commission.

Item 17.	Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that,

(i)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant undertakes to send to each common unitholder, at least on an annual basis, a detailed statement of any transactions with QEP or its subsidiaries (including the registrant’s general partner) and of fees, commissions, compensation and other benefits paid, or accrued to QEP or its subsidiaries (including the registrant’s general partner) for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The registrant undertakes to provide to the common unitholders the financial statements required by Form 10-K for the first full fiscal year of operations of the company.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on July 29, 2013.

QEP Midstream Partners, LP

BY:	QEP Midstream Partners GP, LLC,
its General Partner

BY:	/s/ Charles B. Stanley
Charles B. Stanley Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date
	/s/ Charles B. Stanley Charles B. Stanley	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	July 29, 2013

	* Richard J. Doleshek	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 29, 2013

	* Kendall K. Carbone	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	July 29, 2013

	* Perry H. Richards	Director, Senior Vice President and General Manager	July 29, 2013

	* S. Scott Gutberlet	Director	July 29, 2013

	* Susan O. Rheney	Director	July 29, 2013

*By:	/s/ Charles B. Stanley Charles B. Stanley
Attorney-in-fact

Exhibit Index

Exhibit Number	Description

1.1*	Form of Underwriting Agreement (including form of Lock-up Agreement)

3.1*	Certificate of Limited Partnership of QEP Midstream Partners, LP

3.2*	Form of First Amended and Restated Agreement of Limited Partnership of QEP Midstream Partners, LP (included as Appendix A to the Prospectus)

5.1*	Form of Opinion of Latham & Watkins LLP as to the legality of the securities being registered

8.1*	Form of Opinion of Latham & Watkins LLP relating to tax matters

10.1	Form of Credit Agreement

10.2*	Form of Contribution, Conveyance and Assumption Agreement

10.3*	Form of Long-Term Incentive Plan

10.4*	Form of Phantom Unit Award Agreement

10.5*	Form of Omnibus Agreement

10.6*	Gas Gathering Agreement, dated September 1, 1993, between Questar Gas Company (f/k/a Mountain Fuel Supply Company) and QEP Field Services Company (f/k/a Questar Pipeline Company)

10.7*	Amendment to the Gas Gathering Agreement, dated February 6, 1998, between Questar Gas Company and QEP Field Services Company (f/k/a Questar Gas Management Company)

10.8†*	Amended and Restated Gas Gathering Agreement, dated September 7, 2001, between QEP Energy Company (f/k/a Questar Exploration and Production Company) and QEP Field Services Company (f/k/a Questar Gas Management Company)

10.9†*	First Amendment, dated March 1, 2006, to the Amended and Restated Gas Gathering Agreement, dated September 7, 2001, between QEP Energy Company (f/k/a Questar Exploration and Production Company) and QEP Field Services Company (f/k/a Questar Gas Management Company)

10.10*	Second Amendment, dated August 16, 2007, to the Amended and Restated Gas Gathering Agreement, dated September 7, 2001, between QEP Energy Company (f/k/a Questar Exploration and Production Company) and QEP Field Services Company (f/k/a Questar Gas Management Company)

10.11†*	Third Amendment, dated March 2, 2010, to the Amended and Restated Gas Gathering Agreement, dated September 7, 2001, between QEP Energy Company (f/k/a Questar Exploration and Production Company) and QEP Field Services Company (f/k/a Questar Gas Management Company)

10.12†*	Fourth Amendment, dated July 1, 2011, to the Amended and Restated Gas Gathering Agreement, dated September 7, 2001, between QEP Energy Company (f/k/a Questar Exploration and Production Company) and QEP Field Services Company (f/k/a Questar Gas Management Company)

10.13	Form of Director Unit Award Agreement

21.1*	List of Subsidiaries of QEP Midstream Partners, LP

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

23.3*	Consent of Latham & Watkins LLP (contained in Exhibit 8.1)

24.1*	Powers of Attorney (contained on the signature page to this Registration Statement)

*	Previously submitted.
†	Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been filed separately with the Securities and Exchange Commission.